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Exhibit 10.12

CONFIDENTIAL TREATMENT

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933. Such Portions are marked "[*]" in this document; they have been filed separately with the Commission.

QUALCOMM Incorporated
Agreement for Sale of Globalstar Satellite Mobile Phones

Agreement No. 04-QC/NOG-MOBILES-001

This Agreement for Sale of Globalstar Satellite Mobile Phones ("Agreement") is entered into as of April 13, 2004 (the "Effective Date") by and between QUALCOMM Incorporated, a Delaware corporation ("QUALCOMM"), with offices located at 5775 Morehouse Drive, San Diego, CA 92121-1121 and New Operating Globalstar LLC, a Delaware limited liability corporation ("Buyer"), with offices located at 3110 Zanker Road, San Jose, CA 95134, with respect to the following facts:

A.    Buyer has acquired from Globalstar and affiliated entities substantially all the assets utilized in the Globalstar business.

B.    QUALCOMM is willing to deliver to Buyer a certain quantity of the Product from its inventory as further described herein and in accordance with the delivery schedule (the "Schedule") as set forth in this Agreement.

NOW, THEREFORE, the parties, in consideration of the mutual promises set forth herein, agree as follows:

1.    DEFINITIONS.    Capitalized terms not defined herein shall have the meanings set forth in the QUALCOMM Supply Terms and Conditions (the "Supply Terms"), a copy of which is attached hereto as Exhibit A and incorporated herein as fully as if set forth in its entirety herein:

"Product" or "Product(s)" means the Globalstar GSP-1600 Tri-Mode Portable Phone, generically provisioned and tested by QUALCOMM, and Documentation, without a SIM card, battery, spares or any accessories, delivered in standard bulk packaging, consisting of individual bag/box units in master pack containers, and accompanied by retail packaging materials in bulk.

"Schedule" means the delivery schedule attached hereto as Exhibit B.

"SIM Card(s)" means subscriber information module card(s).

"Term" shall commence on the Effective Date and continue for one (1) year unless terminated as provided herein.

2.    DELIVERY; LIMITED TO INVENTORY.    QUALCOMM shall deliver twenty two thousand five hundred (22,500) units of Product, which represents QUALCOMM's inventory of Product as of the Effective Date, which are new and in working order, less (i) three thousand (3000) such units to be retained by QUALCOMM for FRU and warranty purposes and (ii) any additional such units needed to fulfill any orders therefore received and accepted by QUALCOMM prior to the Effective Date. Delivery shall be in accordance with the Schedule and Supply Terms, provided that the following provisions of the Supply Terms shall not apply to this Agreement and the Product(s) delivered hereunder: Section 3 (Orders); Section 8 (Inspection; Acceptance). Upon thirty (30) days written notice, Buyer may request (a) a change in the delivery location or (b) a change in delivery quantities, provided that any significant increase in quantities to be delivered shall be subject to QUALCOMM's ability to expedite provisioning, testing and preparation of such additional quantities for shipment. All deliveries of Product(s) required hereunder are limited to QUALCOMM's inventory, and in the event all or a portion of such inventory is destroyed, stolen or damaged without fault of QUALCOMM, deliveries shall be decremented accordingly. In any event, QUALCOMM shall not be obligated hereunder to manufacture or otherwise acquire units of Product not in inventory.

3.    PRICE.    The price for Product(s) shall be [*] per unit.

4.    LEVEL 1 SERVICE CENTER.    Buyer shall perform Level 1 Service for the Product(s) in accordance with QUALCOMM's written instructions. Level 1 Service includes the following (and any other service that is authorized in writing by QUALCOMM): battery installation and replacement, cellular antenna replacement, and SIM card installation and replacement, if any.

5.    WARRANTY.    The Warranty Period for the Product(s) shall be ninety (90) days following QUALCOMM's delivery of the Product(s) to the FCA Point. Notwithstanding anything set forth in the Supply Terms, the Warranty Period applicable to any warranty replacements shall be the greater of (a) the time remaining on the Warranty Period for the returned Product(s), or (b) thirty (30) days after delivery of the repaired or replaced Product(s) to FCA Point.

6.    ENTIRE AGREEMENT.    This Agreement, including the Supply Terns and other Exhibits attached hereto, constitutes the complete agreement between the parties relating to the subject matter hereof, and supersedes any prior or contemporaneous agreements or representations affecting such subject matter.

7.    ORDER OF PRECEDENCE.    In the event of conflict between the Supply Terms and the balance of this Agreement, including the other Exhibits hereto, the Agreement shall govern.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

QUALCOMM Incorporated		New Operating Globalstar, L.L.C.
By:	/s/ Scott J. Becker	By:	/s/ William F. Adler
Name:	Scott J. Becker	Name:	William F. Adler
Title:	Sr. Vice President & General Manager QUALCOMM Wireless Systems Division	Title:	VP Legal & Regulatory

EXHIBIT A

QUALCOMM Supply Terms & Conditions

December 2, 2003

NOTE:	EXHIBIT A, OMITTED HERE, IS IDENTICAL TO EXHIBIT A ATTACHED TO MASTER AGREEMENT ENTITLED

"QUALCOMM Globastar Satellite Products Supply Agreement, dated April 13, 2004
Agreement No. 04-QC/NOG/NOG-PRODSUP-001/NOG-C-04-0137"

EXHIBIT B

DELIVERY SCHEDULE

(TO BE AGREED TO IN WRITING BETWEEN QUALCOMM AND NOG
NO LATER THAN THIRTY (30) DAYS FOLLOWING THE EFFECTIVE DATE)

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  Exhibit 10.12
CONFIDENTIAL TREATMENT
QUALCOMM Incorporated Agreement for Sale of Globalstar Satellite Mobile Phones
Agreement No. 04-QC/NOG-MOBILES-001
EXHIBIT A
QUALCOMM Supply Terms & Conditions
December 2, 2003
EXHIBIT B
DELIVERY SCHEDULE
(TO BE AGREED TO IN WRITING BETWEEN QUALCOMM AND NOG NO LATER THAN THIRTY (30) DAYS FOLLOWING THE EFFECTIVE DATE)